Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Jack Van Hulst	Brian Ritchie
President and Chief Executive Officer	(brian.ritchie@fd.com)
(jvanhulst@senesco.com)	(212) 850-5600
(732) 296-8400

SENESCO TECHNOLOGIES, INC. ANNOUNCES
MANAGEMENT CHANGE

NEW BRUNSWICK, N.J. – November 16, 2009 -- Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) today announced that, on November 16, 2009, Bruce C. Galton resigned from his position as a member of the board of directors.  In addition, Mr. Galton resigned from his positions as the Company’s President and Chief Executive Officer to pursue other interests.  Mr. Galton and the Company currently are discussing the terms of Mr. Galton’s separation with the Company.

On November 16, 2009, the Board of Directors appointed Jack Van Hulst, a current member of the Board of Directors, to serve as the Company’s President and Chief Executive Officer.

Bruce Galton commented, "My goal has been to bring Senesco's Factor 5A technology to the clinic to determine its utility to treat multiple myeloma, a serious bone marrow cancer.  The Company is poised to initiate its pivotal toxicology study to support an IND application.  It has been an honor and a pleasure to bring the Company to this point."

Harlan Waksal, M.D., Senesco’s Chairman, commented, “We wish Bruce well with his future endeavors, and we look forward to having Jack as our new President and Chief Executive Officer.  I will continue to play an active role with the Company.  The Board, management and all employees remain excited about the future of the Company.”

Additional details regarding the foregoing are disclosed on the Company’s Form 8-K filed today.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ. Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine. Accelerating apoptosis may have applications to development of cancer treatments. Delaying apoptosis may have applications to certain inflammatory and ischemic diseases. Senesco takes its name from the scientific term for the aging of plant cells: senescence. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress. The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners' products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability to successfully transition to new management; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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